Exhibit 10.2

AGREEMENT

BETWEEN

TEMPLE UNIVERSITY – OF THE COMMONWEALTH SYSTEM OF HIGHER EDUCATION

AND

QS ENERGY, INC. (FORMERLY SAVE THE WORLD AIR, Inc.)

This agreement (“Agreement”) is by and between TEMPLE UNIVERSITY –OF THE COMMONWEALTH SYSTEM OF HIGHER EDUCATION (“TEMPLE”) and QS ENERGY INC. (“SPONSOR”), and is effective as of the last party to sign this Agreement (the “Effective Date”). TEMPLE and SPONSOR are referred collectively as “PARTIES” and individually as a “PARTY.”

WITNESSETH

WHEREAS, SPONSOR and TEMPLE entered into a sponsored research agreement on or about March 19th 2012 (“Sponsor Agreement”) and subsequently amended the Sponsor Agreement on or about March 19, 2013 (the Sponsor Agreement and subsequent amendment hereinafter referred to as the “Prior Agreements”); and

WHEREAS, SPONSOR was formerly named Save the World Air, Inc., at the time of execution of the Prior Agreements and before the date of this Agreement; and

WHEREAS, SPONSOR subsequent to the execution of the Prior Agreements, SPONSOR was reorganized and changed its name from Save the World Air, Inc. to QS Energy, Inc., thereby incurring all rights and obligations of Save the World Air, Inc. under the Prior Agreements; and

WHEREAS, SPONSOR has an outstanding balance due and owing to TEMPLE under the Prior Agreements; and

WHEREAS, the PARTIES wish to arrange for payment of the outstanding balance;

NOWTHEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the PARTIES agree as follows:

(1)	The foregoing recitals are incorporated into this Agreement.

(2)	SPONSOR acknowledges and agrees that SPONSOR has an outstanding balance of SEVENTY EIGHT THOUSAND THREE HUNDRED AND FOURTEEN DOLLARS ($78,314) due to TEMPLE under the Prior Agreements (“Arrearage”).

(3)	Sponsor shall make payments to liquidate Arrearage balance as follows:

An upfront payment of TWENTY THOUSAND DOALLARS ($20,000) due upon execution of this Agreement followed by six (6) Monthly payments in the amount of NINE THOUSAND SEVEN HUNDRED NINETEEN DOLLARS AND ZERO CENTS ($9,719) to be paid on or before the fifteenth (15th) day of each month beginning July 15, 2017 and continuing for consecutive months thereafter until paid in full.

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Checks shall be made to "Temple University" (with the name of the Principal Investigator provided on a separate accompanying note for reference purposes) and shall be sent to the attention of Research Accounting at the following address: Temple University, Research Accounting Services, P.O. Box 824242, Philadelphia PA 19182-4242. Re: 490187 13100

(4)	In the event that SPONSOR fails to timely remit any payment required hereby, TEMPLE shall be entitled to immediately, without notice or demand, declare the entire Arrearage then unpaid immediately due and payable, and shall be entitled to charge interest for all unpaid Arrearage amounts at the rate of 1.5% per month (18% annually), calculated from the time such outstanding amounts were originally payable under the Prior Agreements.

(5)	Except as otherwise provided herein, the execution of this Agreement shall NOT: operate as a waiver of any right, power, or remedy of TEMPLE, whether at law, in equity, in contract, or otherwise; constitute a waiver by TEMPLE of any provision of the Prior Agreements; or replace any of SPONSOR’s obligations under the Prior Agreements. Except as expressly modified hereby, all terms and conditions of the Prior Agreements shall remain in full force and effect.

In WITNESS WHEREOF the Parties have caused this Agreement to be executed by their duly authorized representatives.

QS ENERGY, INC.	TEMPLE UNIVERSITY - OF THE COMMONWEALTH SYSTEM OF HIGHER EDUCATION

By: /s/ Michael McMullen	By: /s/ Jaison G. Kurichi
Authorized Official	Authorized Official
Title: Michael McMullen, Chief Financial Officer	Title: Jaison G. Kurichi, Associate Vice President for Budget

Date: 6/22/2017	Date: 7/13/2017

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